EXHIBIT 99.2
NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
OUTSTANDING UNREGISTERED 6 7/8% SENIOR NOTES
DUE 2014 OF
SESI, L.L.C.
     This Notice of Guaranteed Delivery, or one substantially equivalent to this form and the related Letter of Transmittal (the “Letter of Transmittal”), must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as defined below) 6 7/8% Senior Notes due 2014 (the “Outstanding Notes”) are not immediately available, (ii) Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York Trust Company, N.A. (the “Exchange Agent”) on or prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to Outstanding Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.
THE EXCHANGE AGENT
FOR THE EXCHANGE OFFER IS:
The Bank of New York Trust Company, N.A.
For Delivery by Mail/
Hand Delivery/Overnight Delivery:
The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street – 7 East
New York, NY 10286
Attention: Mr. William Buckley
By Facsimile Transmission (for eligible institutions only):
(212) 298-1915
For Information Call:
(904) 998-4718
     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
Ladies and Gentlemen:
     The undersigned hereby tenders to SESI, L.L.C., a Delaware limited liability company (the “Company”), upon the terms and subject to the conditions set forth in the prospectus dated ___ ___, 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “Exchange Offer — Guaranteed Delivery Procedures.”

     The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on ___ ___, 2006 unless extended by the Company. With respect to the Exchange Offer, “Expiration Date” means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Company.
     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

CERTIFICATE NUMBER(S) (IF KNOWN)
OF OUTSTANDING NOTES OR ACCOUNT	AGGREGATE PRINCIPAL AMOUNT	PRINCIPAL
NUMBER AT THE BOOK-ENTRY	REPRESENTED BY	AMOUNT
TRANSFER FACILITY	OUTSTANDING NOTES	TENDERED

TOTAL:
PLEASE SIGN AND COMPLETE

Signature(s):	Name(s):

Address:	Capacity (full title), if signing in a representative

capacity:
(Zip Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Dated:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent either the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimiles thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(Name of Firm)

Sign here:
(Authorized Signature)

Name:
(Please type or print)

Title:

(Area Code and Telephone Number)

Dated: ________________________, 2006
	Address	Zip Code
NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.